UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest events reported) July 3, 2001



                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


          New Mexico                  Commission                85-0019030
----------------------------                             -----------------------
(State or Other Jurisdiction      File Number 1-6986        (I.R.S. Employer
     of Incorporation)                                   Identification) Number)



                 Alvarado Square, Albuquerque, New Mexico 87158
               (Address of principal executive offices) (Zip Code)



                                 (505) 241-2700
              (Registrant's telephone number, including area code)

                         ______________________________
              (Former name, former address and former fiscal year,
                          if changed since last report)

Item 9.  Regulation FD Disclosure

     The following is a press release issued by the Company on July 3, 2001 and is being filed herewith as a Regulation FD Disclosure.


PNM TO SERVE TEXAS-NEW MEXICO POWER
WITH LONG-TERM POWER SALE

      -- New PNM Power Plant Planned for Las Cruces Area Will Serve TNMP --

     ALBUQUERQUE, New Mexico, July 2, 2001 - Texas-New Mexico Power (TNMP) and PNM, Public Service Company of New Mexico (NYSE:PNM), have signed a long-term wholesale power contract to improve price stability and ensure an adequate power supply for TNMP's firm retail customers.

     The contract, which runs from July 1, 2001 until Dec. 31, 2006, will provide varying amounts of firm power through 2002 to complement existing contracts TNMP has in place. As those contracts expire, PNM will replace them and become TNMP's sole supplier beginning Jan.1, 2003. In the last year of the contract, TNMP will need 114 megawatts of firm power.

     "Reliable service at stable prices is important to our customers," said TNMP President and CEO Jack V. Chambers. "This agreement is an important step in insulating our customers from the dramatic price fluctuations and reliability problems that California has experienced."

     "We are pleased to have won the bid to supply southern New Mexico with power," said PNM Chairman, President and CEO Jeff Sterba. "This contract offers TNMP stable power costs while providing PNM with revenue stability over the course of the contract."

     PNM will supply TNMP's needs from its resource portfolio, including a new natural gas-fired power plant PNM plans to build in southern New Mexico.

     The new plant, located approximately 12 miles west of Las Cruces, is currently scheduled to begin operations in the fall of 2002 providing 135 megawatts (MW) of electricity. The company plans to expand the plant to 220 MW in late 2003. It will be PNM's initial investment in new power supply for the competitive wholesale market.

     "We are providing TNMP not only its power supply but also key services, including scheduling and dispatching of the wholesale power," Sterba added. "PNM will act as TNMP's agent to procure, schedule and dispatch wholesale power on TNMP's behalf."

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


    TNMP, headquartered in Fort Worth, Texas, serves 46,000 residential and commercial customers in New Mexico. It provides service to residents of Silver City, Lordsburg, Alamogordo, Ruidoso and surrounding areas in Hidalgo, Luna, Grant, Lincoln and Otero Counties.

     Texas-New Mexico Power Company provides community-based electric service to 85 cities and more than 238,000 customers in Texas and New Mexico. It is a wholly owned subsidiary of TNP Enterprises, Inc.

     PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM stock is traded primarily on the NYSE under the symbol PNM.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995.

  Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and PNM assumes no obligation to update this information. Because actual results may differ materially from expectations, PNM cautions readers not to place undue reliance on these statements. A number of factors, including weather, fuel costs, changes in supply and demand in the market for electric power, the performance of generating units and transmission systems, and state and federal regulatory and legislative decisions and actions, including the wholesale electric power pricing mitigation plan ordered by the Federal Energy Regulatory Commission
(FERC) on June 18, 2001, rulings issued by the New Mexico Public Regulation Commission (NMPRC) pursuant to the Electric Utility Industry Restructuring Act of 1999 (as amended), and in other cases now pending or which may be brought before the FERC or the NMPRC, or other actions relating to utility restructuring or stranded cost recovery, could cause PNM results to differ from results forecast in this news release. For a detailed discussion of the important factors affecting PNM, please see ``Management's Discussion and Analysis of Financial Condition and Results of Operations'' in the company's Form 10-K (as amended) for the year ended December 31, 2000, Form 10-Q for the quarter ended March 31, 2001, and Form 8-K filings with the Securities and Exchange Commission.




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


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PUBLIC SERVICE COMPANY OF NEW MEXICO
                                    --------------------------------------------
                                                   (Registrant)


Date:  July 6, 2001                             /s/ John R. Loyack
                                   ---------------------------------------------
                                                  John R. Loyack
                                        Vice President, Corporate Controller
                                            and Chief Accounting Officer
                                   (Officer duly authorized to sign this report)






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